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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported): September 27, 1996



                         DURA AUTOMOTIVE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                   333-06601                   38-2961431
(State of Incorporation)    (Commission File Number)        (I.R.S. Employer
                                                           Identification No.)



4508 IDS Center, Minneapolis, Minnesota                           55402
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (612) 332-2335


Page 1 of 3 total pages.  This is no Exhibit Index.
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Item 5.   Other Events.
          ------------

     On September 27, 1996, the Board of Directors of Dura Automotive Systems, Inc. (the "Company"), by unanimous written consent, elected Robert E. Brooker, Jr. as a director of the Company, to serve until the next annual meeting of shareholders of the Company, or until his earlier removal, resignation or death.

                           *     *     *     *     *

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DURA AUTOMOTIVE SYSTEMS, INC.



                                          By:     /s/ David R. Bovee
                                             -----------------------------------
                                          Name:  David R. Bovee
                                          Title: Vice President and CFO


Date: October 4, 1996

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